Exhibit 10.1

PREMIUM STANDARD FARMS, INC.,
Issuer

PSF GROUP HOLDINGS, INC.,
PREMIUM STANDARD FARMS OF NORTH CAROLINA, INC.,
LUNDY INTERNATIONAL, INC.,
and
LPC TRANSPORT, INC.,
Guarantors

and

WILMINGTON TRUST COMPANY,
Trustee
_________________

Second Supplemental Indenture

Dated as of April 21, 2005
_________________

9 1/4% Senior Notes due 2011

SECOND SUPPLEMENTAL INDENTURE

          SECOND SUPPLEMENTAL INDENTURE (this “Second Supplemental Indenture”) dated as of April 21, 2005 among Premium Standard Farms, Inc., a Delaware corporation (the “Company”), PSF Group Holdings, Inc., a Delaware corporation, Premium Standard Farms of North Carolina, Inc., a Delaware corporation, Lundy International, Inc., a North Carolina corporation, and LPC Transport, Inc., a Delaware corporation (the “Guarantors”), and Wilmington Trust Company, a Delaware banking corporation, as trustee (the “Trustee”).

RECITALS

          WHEREAS, pursuant the Indenture (the “Original Indenture”) dated as of June 7, 2001 the Company issued its $175,000,000 9 1/4% Senior Notes due 2011 (the “Notes”), which Original Indenture has been supplemented by a First Supplemental Indenture dated as of March 31, 2002 (the Original Indenture as so supplemented, the “Indenture”);

          WHEREAS, the Company has offered to purchase all of the Notes (the “Offer”) and has solicited consents (the “Solicitation”) to certain amendments to the Indenture pursuant to the Company’s Offer to Purchase and Consent Solicitation Statement dated April 6, 2005;

          WHEREAS, Section 9.02 of the Indenture provides that the Company, when authorized by a Board Resolution (as evidenced by a Board Resolution delivered to the Trustee), and the Trustee may amend or supplement the Indenture with the written consent of the Holders of at least a majority in aggregate principal amount of the Notes;

          WHEREAS, in accordance with Section 9.02 of the Indenture, the Company has obtained the written consent to the proposed amendments to the Indenture from the Holders of at least a majority in aggregate principal amount of the Notes; and

          WHEREAS, the Company is authorized to enter into this Supplemental Indenture by a Board Resolution, and the Trustee has received an Opinion of Counsel and an Officers’ Certificate stating that the execution of this Supplemental Indenture is permitted by the Indenture and all conditions precedent under the Indenture have been satisfied.

          NOW, THEREFORE, for and in consideration of the foregoing premises, it is mutually covenanted and agreed, for the equal and proportionate benefit of all Holders of the Notes, as follows:

AGREEMENTS

          SECTION 1.01. Capitalized Terms. Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.

          SECTION 2.01. Amendments to Indenture. At such time as the Company delivers written notice to the Trustee that Notes representing at least a majority in aggregate principal amount of the Notes validly tendered and not validly withdrawn pursuant to the Offer have been accepted for purchase:

(a)      The following Sections of the Indenture, and any corresponding provisions in the Notes, shall be deleted in their entirety and replaced with “Intentionally Omitted”:

Existing Section or
Subsection Number	Caption

Section 4.03	Limitation on Indebtedness
Section 4.04	Limitation on Restricted Payments
Section 4.05	Limitation on Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries
Section 4.06	Limitation on the Issuance and Sale of Capital Stock of Restricted Subsidiaries
Section 4.07	Limitation on Issuances of Guarantees by Restricted Subsidiaries
Section 4.08	Limitation on Transactions with Stockholders and Affiliates
Section 4.09	Limitation on Liens
Section 4.10	Limitation on Sale-Leaseback Transactions
Section 4.13	Existence
Section 4.14	Payment of Taxes and Other Claims
Section 4.15	Maintenance of Properties and Insurance
Section 4.16	Notice of Defaults
Section 4.18	Commission Reports and Reports to Holders
Section 4.19	Waiver of Stay, Extension or Usury Laws
Section 4.20	Issuance of Subsidiary Guarantees by Restricted Subsidiaries

(b)      Section 4.11 of the Indenture shall be amended by deleting the text of such Section in its entirety and replacing it with the following text:

          SECTION 4.11. Limitation on Asset Sales.

     In the event and to the extent that the Net Cash Proceeds received by the Company or any of its Restricted Subsidiaries from one or more Asset Sales occurring on or after the Closing Date in any period of 12 consecutive months exceed 10% of Adjusted Consolidated Net Tangible Assets (determined as of the date closest to the commencement of such 12-month period for which a consolidated balance sheet of the Company and its Subsidiaries has been filed with the Commission or provided to the Trustee), then the Company shall or shall cause the relevant Restricted Subsidiary to:

     (i) within twelve months after the date Net Cash Proceeds so received exceed 10% of Adjusted Consolidated Net Tangible Assets,

     (A) apply an amount equal to such excess Net Cash Proceeds to permanently repay unsubordinated Indebtedness of the Company or any Subsidiary Guarantor or Indebtedness of any other Restricted Subsidiary, in each case owing to a Person other than the Company or any Affiliate of the Company, or

     (B) invest an equal amount, or the amount not so applied pursuant to clause (A) (or enter into a definitive agreement committing to so invest within 12 months after the date of such agreement), in Replacement Assets, and

     (ii) apply (no later than the end of the 12-month period referred to in clause (i)) such excess Net Cash Proceeds (to the extent not applied pursuant to clause (i) as extended in accordance with any definitive agreement referred to in subclause (B)) as provided in the following paragraphs of this Section 4.11.

     The amount of such excess Net Cash Proceeds required to be applied (or to be committed to be applied) during such 12-month period as set forth in clause (i) of the preceding sentence and not applied as so required by the end of such period shall constitute “Excess Proceeds.”

     If, as of the first day of any calendar month, the aggregate amount of Excess Proceeds not theretofore subject to an Offer to Purchase pursuant to this Section 4.11 totals at least $10.0 million, the Company must commence, not later than the fifteenth Business Day of such month, and consummate an Offer to Purchase from the Holders (and if required by the terms of any Indebtedness that is pari passu with the Notes (“Pari Passu Indebtedness”), from the holders of such Pari Passu Indebtedness) on a pro rata basis an aggregate principal amount of Notes (and Pari Passu Indebtedness) equal to the Excess Proceeds on such date, at a purchase price equal to 100% of their principal amount, plus, in each case, accrued interest (if any) to the Payment Date. If any Excess Proceeds remain after consummation of an Offer to Purchase, the Company or any Restricted Subsidiary may use such Excess Proceeds for any purpose not otherwise prohibited by this Indenture.

(c)      Section 4.17 of the Indenture shall be amended by deleting the text of such Section in its entirety and replacing it with the following text:

          SECTION 4.17. Compliance Certificates.

     The Company shall deliver to the Trustee, within 90 days after the end of the last fiscal quarter of each year, an Officers’ Certificate stating whether or not the signers know of any Default or Event of Default that occurred during such fiscal quarter; such certificate shall contain a certification from the principal executive officer, principal financial officer or principal accounting officer of the Company that a review has been conducted of the activities of the Company and its Restricted Subsidiaries and the Company’s and its Restricted Subsidiaries’ performance under this Indenture and that the Company has complied with all conditions and covenants under this Indenture. For purposes of this Section 4.17, such compliance shall be determined without regard to any period of grace or requirement of notice provided under this Indenture.

(d)      Section 5.01 of the Indenture shall be amended by deleting the text of such Section in its entirety and replacing it with the following text:

          SECTION 5.01. When Company or Guarantors May Merge, Etc.

     Neither the Company nor PSF Group Holdings will consolidate with, merge with or into, or sell, convey, transfer, lease or otherwise dispose of all or substantially all of its property and assets (as an entirety or substantially an entirety in one transaction or a series of related transactions) to, any Person or permit any Person to merge with or into it unless:

     (i) it shall be the continuing Person, or the Person (if other than it) formed by such consolidation or into which it is merged or that acquired or leased such property and assets of (the “Surviving Person”) shall be a corporation organized and validly existing under the laws of the United States of America or any jurisdiction thereof and shall expressly assume, by a supplemental indenture, executed and delivered to the Trustee, all of the Company’s or PSF Group Holdings’ obligations, as the case may be, under this Indenture and the Notes;

     (ii) [Intentionally Omitted]

     (iii) [Intentionally Omitted]

     (iv) [Intentionally Omitted]

     (v) it delivers to the Trustee an Officers’ Certificate (if such transaction involves the Company, attaching the arithmetic computations to demonstrate compliance with clauses (iii) and

(iv)) and Opinion of Counsel, in each case stating that such consolidation, merger or transfer and such supplemental indenture complies with this Section 5.01 and that all conditions precedent provided for herein relating to such transaction have been complied with; and

     (vi) each Guarantor, unless such Guarantor is the Person entering into such transaction under this Section 5.01 shall have by amendment to its Note Guarantee confirmed that its Note Guarantee shall apply to the obligations of the Company or the Surviving Person in accordance with the Notes and this Indenture.

       Each Subsidiary Guarantor (other than any Subsidiary Guarantor whose Note Guarantee is to be released in accordance with the terms of this Indenture) will not, and the Company will not cause or permit any Subsidiary Guarantor to, consolidate with or merge with or into any Person other than the Company or any other Subsidiary Guarantor unless:

     (i) the entity formed by or surviving any such consolidation or merger (if other than the Subsidiary Guarantor) is a corporation organized and existing under the laws of the United States or any State thereof or the District of Columbia;

     (ii) such entity assumes by supplemental indenture all of the obligations of the Subsidiary Guarantor on its Note Guarantee; and

     (iii) [Intentionally Omitted]

     (iv) [Intentionally Omitted]

     (v) it delivers to the Trustee an Officers’ Certificate and Opinion of Counsel, in each case stating that such consolidation, merger or transfer and such supplemental indenture complies with this Section 5.01 and that all conditions precedent provided for herein relating to such transaction have been complied with.

(e)      Section 6.01 of the Indenture shall be amended by deleting the text of such Section in its entirety and replacing it with the following text:

          SECTION 6.01. Events of Default.

     The following events will be defined as “Events of Default” in this Indenture:

     (a) default in the payment of principal of (or premium, if any, on) any Note when the same becomes due and payable at maturity, upon acceleration, redemption or otherwise;

     (b) default in the payment of interest on any Note when the same becomes due and payable, and such default continues for a period of 30 days;

     (c) (i) default in the performance or breach of the provisions of this Indenture applicable to (A) mergers, consolidations and transfers of all or substantially all of the assets of the Company or PSF Group Holdings or (B) mergers or consolidations of any Subsidiary Guarantor or (ii) the failure by the Company to make or consummate an Offer to Purchase in accordance with Section 4.11 or Section 4.12;

     (d) [Intentionally Omitted]

     (e) [Intentionally Omitted]

     (f) [Intentionally Omitted]

     (g) a court having jurisdiction in the premises enters a decree or order for (A) relief in respect of the Company, any Subsidiary Guarantor, PSF Group Holdings or any Significant Subsidiary in an involuntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, (B) appointment of a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of the Company, any Subsidiary Guarantor, PSF Group Holdings or any Significant Subsidiary or for all or substantially all of the property and assets of the Company, any Subsidiary Guarantor, PSF Group Holdings or any Significant Subsidiary or (C) the winding up or liquidation of the affairs of the Company, any Subsidiary Guarantor, PSF Group Holdings or any Significant Subsidiary and, in each case, such decree or order shall remain unstayed and in effect for a period of 60 consecutive days;

     (h) the Company, any Subsidiary Guarantor, PSF Group Holdings or any Significant Subsidiary (A) commences a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or consents to the entry of an order for relief in an involuntary case under any such law, (B) consents to the appointment of or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of the Company, any Subsidiary Guarantor, PSF Group Holdings or any Significant Subsidiary or for all or substantially all of the property and assets of the Company, any Subsidiary Guarantor, PSF Group Holdings or any Significant Subsidiary or (C) effects any general assignment for the benefit of creditors; or

     (i) any Guarantor repudiates its obligations under its Note Guarantee or, except as permitted by this Indenture, any Note Guarantee is determined to be unenforceable or invalid or shall for any reason cease to be in full force and effect.

          SECTION 3.01. Amendment and Ratification. This Second Supplemental Indenture shall be construed as an amendment and supplement to the Indenture and shall form a part thereof, and the Indenture as modified hereby is ratified, approved and confirmed.

          SECTION 4.01. Trustee Not Responsible. All recitations or recitals contained in this Second Supplemental Indenture are made by and on behalf of the Company and the Guarantors only, and the Trustee is in no way responsible for the correctness of any statement herein contained or for the validity or sufficiency of this Second Supplemental Indenture. The execution by the Trustee of this Second Supplemental Indenture shall not be construed to be an approval or disapproval by the Trustee of the advisability of the action being taken herein by the Company and the Guarantors. All the provisions of the Indenture with respect to the rights, privileges, immunities, powers and duties of the Trustee shall be applicable in respect hereof as fully and with like effect as if set forth herein in full with such omissions, variations or insertions, if any, as may be appropriate to make the same conform to this Second Supplemental Indenture.

          SECTION 5.01. Governing Law. This Second Supplemental Indenture shall be governed by the laws of the State of New York.

          SECTION 6.01. Duplicate Originals. The parties may sign any number of copies of this Second Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

SIGNATURES

          IN WITNESS WHEREOF, the parties hereto have caused this Second Supplemental Indenture to be duly executed, all as of the date first written above.

PREMIUM STANDARD FARMS, INC.

By:	/s/ Stephen A. Lightstone

Stephen A. Lightstone Executive Vice President, Chief Financial Officer and Treasurer

PREMIUM STANDARD FARMS OF NORTH CAROLINA, INC.

By:	/s/ Stephen A. Lightstone

Stephen A. Lightstone Executive Vice President, Chief Financial Officer and Treasurer

LUNDY INTERNATIONAL, INC.

By:	/s/ Stephen A. Lightstone

Stephen A. Lightstone Executive Vice President, Chief Financial Officer and Treasurer

LPC TRANSPORT, INC.

By:	/s/ Stephen A. Lightstone

Stephen A. Lightstone Executive Vice President, Chief Financial Officer and Treasurer

PSF GROUP HOLDINGS, INC.

By:	/s/ Stephen A. Lightstone

Stephen A. Lightstone Executive Vice President, Chief Financial Officer and Treasurer

WILMINGTON TRUST COMPANY, as Trustee

By:	/s/ Kristin F. Long

Name:	Kristin F. Long
Title:	Financial Services Officer